Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Daniel N. Leib, David A. Gardella and Jennifer B. Reiners, and each of them severally, the true and lawful attorneys-in-fact and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) the Registration Statement on Form S-8, under the Securities Act of 1933 relating to the Donnelley Financial Solutions, Inc. 2023 Employee Stock Purchase Plan (the “Registration Statement”) any and all amendments (including post-effective amendments) to the Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

Dated: May 18, 2023

/s/ Luis A. Aguilar	/s/ Gary G. Greenfield
Luis A. Aguilar	Gary G. Greenfield

/s/ Richard L. Crandall	/s/ Jeffrey Jacobowitz
Richard L. Crandall	Jeffrey Jacobowitz

/s/ Charles D. Drucker	/s/ Lois M. Martin
Charles D. Drucker	Lois M. Martin

/s/ Juliet S. Ellis	/s/ Chandar Pattabhiram
Juliet S. Ellis	Chandar Pattabhiram